UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2011
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 Sunflower Ave, Second Floor, Costa Mesa, CA		92626
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (714) 431-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 25, 2011, Pacific Premier Bancorp, Inc., (the “Company”) held its 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”). At the 2011 Annual Meeting, the stockholders of the Company voted on the following proposals:

     (a) The election of three nominees for director to the Company’s Board of Directors; and
     (b) Ratification of the appointment of Vavrinek, Trine, Day, & Co., LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

On the record date for the 2011 Annual Meeting, there were 10,084,626 shares issued, outstanding and entitled to vote. Stockholders holding 8,602,192 shares were present at the meeting, in person or represented by proxy.

At the 2011 Annual Meeting, the stockholders elected each of the three nominees for director, Kenneth A. Boudreau, Michael L. McKennon and Ronald G. Skipper, to serve as directors until the 2014 Annual Meeting of stockholders, and approved the ratification of the appoint of the Company’s independent accounting firm.

The voting results were as follows:

Proposal 1:  To elect three (3) directors, each for a three-year term or until their successors are elected and qualified.

Nominee	Votes For	Votes Against/Withheld	Broker Non-Votes
Kenneth A. Boudreau	6,101,001	292,445	2,208,746
Michael L. McKennon	6,104,846	288,600	2,208,746
Ronald G. Skipper	6,096,326	297,120	2,208,746

Proposal 2:  To ratify the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent auditor for the fiscal year ended December 31, 2011.

Description	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent auditor	8,508,504	91,462	2,226	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	May 25, 2011	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
President and Chief Executive Officer